SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 4, 2003
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                               Ross Systems, Inc.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


                         Commission File Number 0-19092
                         ------------------------------
                            (Commission File Number)


                                   94-2170198
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                      (IRS Employer Identification Number)


            Two Concourse Parkway, Suite 800, Atlanta, Georgia 30328
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                    (Address of principal executive offices)


        Registrant's telephone number, including area code: 770-351-9600
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                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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     This admendment is filed due to the  inadvertent  omission of Exhibits 99.1 and 99.2 to the Current Report on Form 8-K filed on September 5, 2003.

ITEM 5. Other Events
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     On September 4, 2003, Ross Systems, Inc. (the "Company") entered into an
Agreement and Plan of Merger (the "Merger Agreement") with chinadotcom corporation ("Parent") and CDC Software Holdings, Inc. ("Merger Sub"), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into the Company (the "Merger"), and the Company will become a wholly owned subsidiary of Parent. Under the terms of the Merger Agreement, the Company's stockholders will receive $5.00 in cash and $14.00 worth of Parent common shares for each share of the Company's common stock (the "Common Shares"). Parent common shares will be valued at the higher of $8.50 per share or the average closing price of such shares (not to exceed $10.50 per share) for the 10 trading days preceding the second trading day before the closing date, subject to certain exceptions. The Company and Parent have agreed to use their reasonable best efforts to determine whether the stock exchange portion of the transaction can be tax free to the Company's stockholders, but there can be no assurance that such treatment can be obtained. The closing of the Merger is subject to approval by the Company's stockholders, certain regulatory approvals and customary closing conditions.

     Concurrently with the execution and delivery of the Merger Agreement, certain stockholders of the Company entered into Stockholder Agreements, each dated September 4, 2003 (the "Stockholder Agreements"), with Parent and Merger Sub, whereby such stockholders agreed, among other things, to (1) vote the Common Shares owned by them in favor of the Merger and (2) grant Parent a proxy with respect to the voting of their Common Shares in connection with the Merger and certain related matters, in each case upon the terms and subject to the conditions and limitations set forth in the Stockholder Agreements. In addition, Benjamin W. Griffith, III entered into a Preferred Stockholder Agreement, dated September 4, 2003 (the "Preferred Stockholder Agreement") with Parent, Merger Sub and the Company, whereby Mr. Griffith agreed, among other things, to (A) vote the Common Shares and shares of the Company's Series A Preferred Stock owned by him in favor of the Merger, (B) grant Parent a proxy with respect to the voting of the Common Shares and the shares of the Company's Series A Preferred Stock owned by Mr. Griffith in connection with the Merger and certain related matters, and (C) immediately prior to the consummation of the Merger, surrender the shares of the Company's Series A Preferred Stock owned by him for conversion into Common Shares, in each case upon the terms and subject to the conditions and limitations set forth in the Preferred Stockholder Agreement.

     Each of the Stockholder Agreements and the Preferred Stockholder Agreement will terminate on the first to occur of (1) the effective time of the Merger,
(2) the termination of the Merger Agreement in accordance with its terms, (3) March 1, 2004, (4) written notice of termination of the Merger Agreement by Parent to the stockholder party to such Stockholder Agreement or Preferred Stockholder Agreement, as applicable, and (5) the withdrawal or adverse modification by the Board of Directors of the Company of its approval or recommendation of the Merger or the Merger Agreement.

     A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and a copy of the Preferred Stockholder Agreement is attached hereto as Exhibit 2.2. The foregoing summary is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference. A copy of a press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1.

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ITEM 7. Financial Statements and Exhibits.
        ---------------------------------

(c)  Exhibits. The following exhibits are filed as part of this report:

     2.1 Agreement and Plan of Merger among chinadotcom corporation, CDC Software Holdings, Inc. and Ross Systems, Inc., dated as of September 4, 2003*

     2.2 Preferred Stockholder Agreement between chinadotcom corporation, Ross Systems, Inc. and Benjamin W. Griffith, III*

     2.3 Form of Stockholder Agreement between chinadotcom corporation and certain stockholders of Ross Systems, Inc.*

     99.1 Press release announcing the Merger dated September 4, 2003.

     99.2 Press release concerning results of operations dated September 4, 2003
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     *    Previously filed


ITEM 12. Results of Operations and Financial Condition
         ---------------------------------------------

     On September 4, 2003, the Company issued a press release containing information about the Company's financial condition and results of operations for the quarterly period ended June 30, 2003. A copy of the press release is attached hereto as Exhibit 99.2.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Dated:  September 9, 2003

                                                   ROSS SYSTEMS, INC.


                                                   By: /s/ Robert B. Webster
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                                                      Robert B. Webster
                                                      Executive Vice President